UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
November 4, 2008

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number

000-51660	CapitalSouth Bancorp	Delaware	63-1026645

2340 Woodcrest Place
Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)
(205) 870-1939
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
     As previously reported in the August 4, 2008 Form 8-K filing made by CapitalSouth Bancorp (the “Company”) with the Securities and Exchange Commission, the Company anticipated entry into a formal enforcement action with federal and state banking regulators that would contain provisions to foster improvement in Bank earnings, lower nonperforming loan levels, increase capital and require revisions to various policies. Effective November 4, 2008, the Company and its wholly owned subsidiary, CapitalSouth Bank (the “Bank”), consented to the issuance of the formal enforcement action by the Board of Governors of the Federal Reserve System and the Alabama State Banking Department in the form of a cease and desist order to the Company and the Bank. The Company has addressed or begun addressing substantially all of these requirements. The order provides that:
•	we are required to provide an acceptable capital plan for the Company and the Bank, which we anticipate will require us to raise additional capital;
•	our ability to incur indebtedness, pay subordinated indebtedness or purchase or redeem any capital stock at the holding company level will require regulatory approval;
•	we are required to retain an independent party or staff to provide ongoing review of loans;
•	we are required to provide plans to strengthen oversight of management; to assess management and staffing needs, qualifications and performance, particularly in loan underwriting, credit administration, work-out, other-real-estate-owned disposition, and asset/liability management; to strengthen credit practices in these areas, and to revise lending and credit administration policies;
•	we have limitations on renewing or extending loans to any borrower or related parties who have loans classified as loss, doubtful or substandard;
•	we are required to provide a business plan to improve earnings and overall condition for 2009;
•	we are required to provide notice in connection with appointing new directors or senior executive officers;
•	we are required to revise the Bank’s plan regarding liquidity and funds management;
•	we are required to charge off or collect all assets classified as “loss” not previously charged off and review and revise the Bank’s methodology for determining its allowance for loan and lease losses;
•	we are required to develop plans to improve collection of certain groups of loans;
•	we may not pay or declare any dividends by the Company without prior regulatory approval; and
•	regulatory authorities reserve the right to impose additional limitations, requirements or restrictions on the Company and the Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITALSOUTH BANCORP
November 6, 2008	By /s/ Carol W. Marsh
Carol W. Marsh
Senior Vice President, Secretary and Chief Financial Officer